EXHIBIT 99.2

                       CITIBANK CREDIT CARD ISSUANCE TRUST

                   CERTIFICATE OF AN ISSUER AUTHORIZED OFFICER
               DELIVERED PURSUANT TO SECTION 1104 OF THE INDENTURE


Reference is hereby made to the Indenture dated as of September 26, 2000 (as amended and supplemented through the date hereof, the "Indenture") between Citibank Credit Card Issuance Trust (the "Issuer") and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee (the "Trustee"). Capitalized terms used but not defined herein have their respective meanings as set forth in the Indenture.

Pursuant to Section 1104 of the Indenture, the undersigned Issuer Authorized Officer does hereby certify that:

                  1. The undersigned is an Issuer Authorized Officer who is duly authorized pursuant to the Indenture to execute and deliver this certificate to the Trustee and the Rating Agencies and who has read the Indenture as it relates to the matters set forth herein.

                  2. A review of the activities of the Issuer during the calendar year ended December 31, 2003 and of the Issuer's performance under the Indenture and under the terms of the Notes was conducted under my supervision. Such review was conducted to the extent I deemed necessary to enable me to express an informed opinion as to the matters set forth herein.

                  3. To the best of my knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under the Indenture throughout such year and no default in the fulfillment of any such condition or covenant has occurred or is continuing except as set forth in paragraph 4 below.

                  4. The following is a description of each default in the fulfillment by the Issuer of conditions and covenants under the Indenture known to me to have been made by the Issuer during the year ended December 31, 2003, which description sets forth in detail (i) the nature of each such default, (ii) the action taken, if any, by the Issuer to remedy each such default and (iii) the current status of each such default:

                                            None.


                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 15th day of March, 2004.


                                           /s/ Susan J. Sexton
                                           ---------------------------
                                               Susan J. Sexton
                                               Issuer Authorized Officer